UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2022

BYRNA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115
Andover, MA 01810
(Address and Zip Code of principal executive offices)

(978) 868-5011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	BYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2022, following the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Byrna Technologies Inc. (the “Company”), the Company filed a Certificate of Amendment (the “Charter Amendment”) to its Certificate of Incorporation with the Secretary of State for the State of Delaware. The Charter Amendment decreased the number of authorized shares of the Company’s common stock from 300,000,000 to 50,000,000. The Charter Amendment became effective on June 17, 2022.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 17, 2022, the Company held the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following proposals:

(i) the election of five Directors for a one-year term, such term to continue until the annual meeting of stockholders in 2023 or until such directors’ successors are duly elected and qualified or until their earlier resignation or removal;

(ii) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2022;

(iii) the approval of an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock from 300,000,000 to 50,000,000;

(iv) the approval of an amendment and restatement of the Company’s 2020 Equity Incentive Plan;

(v) the approval, by non-binding vote, the Company’s executive compensation; and

(vi) the approval, by non-binding vote, the preferred frequency of stockholder advisory votes on executive compensation.

The voting results are reported below.

Proposal 1 - Election of Directors

Bryan Ganz, Herbert Hughes, Chris Lavern Reed, Leonard Elmore, and Emily Rooney were elected as Directors for a one-year term, such term to continue until the annual meeting of stockholders in 2023 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal. Due to the voting requirement of a majority of votes cast, withheld votes counted as votes against. The results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bryan Ganz	14,739,394	470,774	3,221,631
Herbert Hughes	13,094,337	2,115,831	3,221,631
Chris Lavern Reed	12,299,091	2,911,077	3,221,631
Leonard Elmore	14,907,261	302,907	3,221,631
Emily Rooney	14,901,056	309,112	3,221,631

Proposal 2 - Ratification of the Appointment of EisnerAmper LLP

The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2022 was ratified. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
18,377,112	27,113	27,574

Proposal 3 – Amendment to Certificate of Incorporation – Decrease Number of Authorized Shares of Common Stock

The amendment to the Company’s Restated Certificate of Incorporation to decrease the total number of authorized shares of common stock from 300,000,000 to 50,000,000 was approved. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
18,366,352	39,496	25,951

Proposal 4 –Amendment and Restatement of the Corporation’s 2020 Equity Incentive Plan

The amendment and restatement of the Corporation’s 2020 Equity Incentive Plan was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,085,429	2,095,064	29,675	3,221,631

Proposal 5 – Approval, on a Non-Binding Basis, of the Compensation of the Company’s Executive Officers

The compensation of the Company’s executive officers as disclosed in the Company’s 2022 proxy statement was approved on a non-binding basis. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,995,822	1,174,161	40,185	3,221,631

Proposal 6 – Approval, on a Non-Binding Basis, of the Frequency of Future Advisory Votes on Executive Compensation.

The frequency of future advisory votes on the compensation of the Company’s executive officers was approved for each year on a non-binding basis. The results of the vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
15,113,196	12,320	42,768	41,884	3,221,631

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title
3.1	Amendment to Certificate of Incorporation of the Company, filed June 17, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: June 17, 2022	By:	/s/ Bryan Ganz
Name: Bryan Ganz Title: Chief Executive Officer